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                                                                    Exhibit 23.1



Havas Advertising
Registration Statement, Form S-8



CONSENT OF INDEPENDENT AUDITORS



As independent auditors, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2000 and May 26, 2000 for the effect of the stock split on all share amounts presented within the accompanying financial statements, included in Havas Advertising's registration statement on Form F-4 for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission.


                              Barbier Frinault & Associes
                            Member of Andersen Worldwide


                            /s/ Christian Chiarasini
                            ------------------------
                            Christian Chiarasini


Neuilly-sur-Seine Cedex, France
December 21, 2000